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                                                                    Exhibit 23.2
[Price Waterhouse Letterhead]







June 9, 1997


                          CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 1997, which appears on page 71 of the 1996 Annual Report to Shareholders of United Asset Management Corporation, which is incorporated by reference in United Asset Management Corporation's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-1 of such Annual Report on Form 10-K.

    /s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP


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